Exhibit 99.1

ZoomInfo Announces Third Quarter 2026 Financial Results

VANCOUVER, Wash., November 4, 2026 - ZoomInfo (NASDAQ: GTM), the all-in-one AI GTM platform, today announced its financial results for the third quarter ended September 30, 2026.
“ZoomInfo is central to how leading GTM teams and their AI agents get work done, and our headless context layer is now grounding AI agents across dozens of platforms our customers already use,” said Henry Schuck, ZoomInfo Founder and CEO. “Our largest customers continue to invest and grow with us, with our million dollar customer cohort the strongest it has ever been from an ACV and a logo perspective. We continue to prioritize a disciplined balance sheet as we have expanded our approach to capital allocation.”
Third Quarter 2026 Financial Highlights:
•GAAP Revenue of $308.8 million, a decrease of 3% year-over-year.
•GAAP Operating income of $23.6 million and Adjusted operating income of $119.1 million.
•GAAP Operating income margin of 8% and Adjusted operating income margin of 39%.
•GAAP Cash flow from operations of $47.4 million and Unlevered free cash flow of $87.2 million.
Recent Business and Operating Highlights:
•Announced Agent Teams, a native multi-agent AI orchestration layer in ZoomInfo GTM Studio that coordinates teams of agents across a company’s systems and signals, to execute complex GTM motions. Specialized agents, each with its own role, instructions, and tools, share context and decide the next best action from the current state of the record.
•Recognized as a Leader in 2026 IDC MarketScape for Worldwide Unified Revenue Orchestration Platforms.
•For the third year in a row, ZoomInfo has been named a Leader in the Gartner® Magic Quadrant™ for Account-Based Marketing (ABM) Platforms.
•Achieved ISO/IEC 42001:2023 certification for its Artificial Intelligence Management System (AIMS). The certification reflects ZoomInfo’s ongoing investment in secure, accountable, and well-governed AI.
•Total Annual Contract Value (“ACV”) from customers with $100,000 or greater in ACV increased 4% year-over-year, and the Company closed the quarter with 1,851 customers with $100,000 or greater in ACV, a decrease of 2% year-over-year.1
•77% of the Company’s ACV was Upmarket, and Upmarket ACV was flat year-over-year.1
•The Company’s net revenue retention rate was 88%.1
•The Company repurchased 2.5 million shares of common stock at an average price of $2.94 per share, for an aggregate amount of $7.5 million.1
•The Company repurchased $34.8 million in aggregate principal amount of its Senior Notes for $31.1 million in cash, resulting in a gain on debt extinguishment of $3.4 million and a $1.3 million annual reduction to cash interest payments.1
1 As of, or for the three months ended, September 30, 2026, as applicable

Q3 2026 Financial Highlights (Unaudited)
($ in millions, except per share amounts)

	GAAP Quarterly Results	Change YoY		Non-GAAP Quarterly Results	Change YoY
Revenue	$308.8	(3)%
Operating Income	$23.6	(65)%	Adjusted Operating Income	$119.1	1%
Operating Income Margin	8%		Adjusted Operating Income Margin	39%
Net Income Per Share (Diluted)	$0.01		Adjusted Net Income Per Share (Diluted)	$0.29
Cash Flow from Operating Activities	$47.4	(49)%	Unlevered Free Cash Flow	$87.2	(8)%
The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information for historical periods to the most directly comparable GAAP financial measure. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Business Outlook:
Based on information available as of November 4, 2026, ZoomInfo is providing guidance for the fourth quarter and full year 2026 as follows:

	Q4 2026	Prior FY 2026	FY 2026
GAAP Revenue	$294 - $297 million	$1.207 - $1.217 billion	$1.2235 - $1.2265 billion
Non-GAAP Adjusted Operating Income	$113 - $116 million	$446 - $451 million	$452 - $455 million
Non-GAAP Adjusted Net Income Per Share (Diluted)	$0.285 - $0.295	$1.12 - $1.13	$1.125 - $1.135
Non-GAAP Unlevered Free Cash Flow	Not Guided	$403 - $423 million	$405 - $425 million
Weighted Average Shares Outstanding	321 million	318 million	318 million

Conference Call and Webcast Information:
ZoomInfo will host a conference call today, November 4, 2026, to review its results at 4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.
The call will also be webcast live on the Company’s investor relations website at https://ir.zoominfo.com/, where related presentation materials will be posted prior to the conference call. Following the conference call, an archived webcast of the call will be available for one year on ZoomInfo’s Investor Relations website.
Upcoming Events:
ZoomInfo executives expect to participate in the following investor events:
•Needham Virtual Tech Week, Nov. 18, 2026
•UBS Global Technology and AI Conference, Nov. 30, 2026
•BofA Securities Leveraged Finance Conference, Dec. 2 2026
•Wells Fargo TMT Summit, Dec. 8, 2026
•Barclays Global Technology Conference, Dec. 10, 2026
For more information on specific events, presentation times, and webcast details (if available), visit the “News & Events” section of the Company’s investor relations website at https://ir.zoominfo.com. Conferences with presentations that are webcast, will be webcast live, and the replay will be available for a limited time.
Non-GAAP Financial Measures and Other Metrics:
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including Unlevered Free Cash Flow, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Income, and Adjusted Net Income Per Share. We believe these non-GAAP measures are useful to investors in evaluating our operating performance because they eliminate certain items that affect period-over-period comparability and provide consistency with past financial performance and additional information about our underlying results and trends by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but rather as supplemental information to our business results. This information should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items or events being adjusted. In addition, other companies may use different measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided at the end of this press release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, taxes and amounts under the tax receivable agreements, deferred tax assets and deferred tax liabilities, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.
We define Unlevered Free Cash Flow as net cash provided by operating activities less, (i) purchases of property and equipment and other assets, plus, as applicable, (ii) cash interest expense, (iii) cash payments related to restructuring and transaction-related expenses, (iv) cash payments related to integration costs and acquisition-related compensation, and (v) litigation settlement payments. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.
We define Adjusted Operating Income as income (loss) from operations adjusted for, as applicable, (i) amortization of acquired technology and other acquired intangibles, (ii) goodwill impairment, (iii) equity-based compensation expense, (iv) restructuring and transaction-related expenses, (v) integration costs and acquisition-related expenses, and (vi) litigation settlement. We define Adjusted Operating Income Margin as Adjusted Operating Income divided by revenue.
We define Adjusted Net Income as net income (loss) adjusted for, as applicable, (i) gain on debt extinguishment, (ii) amortization of acquired technology and other acquired intangibles, (iii) goodwill impairment, (iv) equity-based compensation expense, (v) restructuring and transaction-related expenses, (vi) integration costs and acquisition-related expenses, (vii) litigation settlement, (viii) TRA liability remeasurement (benefit) expense, (ix) other (income) loss associated with restructuring and transaction-related expenses, and (x) tax impacts of adjustments to net income (loss). We define Adjusted Net Income Per Share as Adjusted Net Income divided by diluted weighted average shares outstanding used for Adjusted Net Income Per Share.
Net revenue retention is a metric that we calculate based on customers of ZoomInfo at the beginning of the twelve-month period, and is calculated as: (a) the total annual contract value ("ACV") for those customers at the end of the twelve-month period, divided by (b) the total ACV for those customers at the beginning of the twelve-month period.

Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements in this press release regarding future revenue, earnings, margins, financial performance, expenses, estimates, cash flow, growth in free cash flow, results of changes in operational procedures, liquidity, or results of operations (including, but not limited to, the guidance provided under “Business Outlook”), and any other statements that are not historical facts are forward-looking statements. We have based our forward-looking statements on beliefs and assumptions based on information available to us at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may, and often do, vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic, competitive, and regulatory conditions, potential future uses of cash, our revenue model, including our transition upmarket and our pricing structures, our ability to attract new customers, renew existing subscriptions, or expand existing subscriptions, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q that we have filed or will file hereafter. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. Each forward-looking statement contained herein speaks only as of the date originally published, and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.
Gartner Disclaimers

Gartner, Magic Quadrant for Account-Based Marketing Platforms, Jenifer Silverstein, Ray Pun, Chris Chandler and Upasna Chandra, 7 October 2026.

Gartner does not endorse any company, vendor, product or service depicted in its publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner publications consist of the opinions of Gartner’s business and technology insights organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this publication, including any warranties of merchantability or fitness for a particular purpose.

Gartner and Magic Quadrant are trademarks of Gartner, Inc. and/or its affiliates.

About ZoomInfo
ZoomInfo (NASDAQ: GTM), the all-in-one AI GTM platform, enables sales, marketing, and customer success teams to execute their go-to-market strategy with confidence. Powered by the industry’s most comprehensive B2B data, including more than 100 million companies, 500 million contacts, and billions of signals, ZoomInfo delivers the intelligence, automation, and integrations that modern revenue teams need to identify, engage, and convert their best buyers.
GTM.AI is a headless layer that connects to ZoomInfo’s GTM Context Graph. It is the API and Model Context Protocol home for AI agents, powering integrations across Salesforce, HubSpot, Microsoft, Anthropic, OpenAI, Perplexity, and dozens more.
Learn more at zoominfo.com and gtm.ai.
Website Disclosure
ZoomInfo intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website. Accordingly, you should monitor the investor relations portion of our website at https://ir.zoominfo.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about ZoomInfo when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.zoominfo.com/.
###
Investor Contact:
Jeremiah Sisitsky
ir@zoominfo.com

ZoomInfo Technologies Inc.
Condensed Consolidated Balance Sheets
(in millions, except share data)

	September 30,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$139.5	$175.9
Short-term investments	0.5	4.0
Restricted cash, current	13.1	—
Accounts receivable, net	168.3	225.6
Prepaid expenses and other current assets	83.1	48.5
Total current assets	$404.5	$454.0

Restricted cash, non-current	$10.2	$9.8
Property and equipment, net	179.4	162.6
Operating lease right-of-use assets, net	112.6	113.3
Intangible assets, net	180.6	217.3
Goodwill	1,042.2	1,692.7
Deferred tax assets	3,618.9	3,662.3
Deferred costs and other assets, net of current portion	120.2	127.5
Total assets	$5,668.6	$6,439.5

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16.3	$31.3
Accrued expenses and other current liabilities	164.0	115.1
Unearned revenue, current portion	418.9	474.6
Current portion of operating lease liabilities	7.5	6.0
Current portion of long-term debt	5.9	5.9
Total current liabilities	$612.6	$632.9

Unearned revenue, net of current portion	$1.9	$3.2
Tax receivable agreements liability	2,725.4	2,731.9
Operating lease liabilities, net of current portion	246.2	239.2
Long-term debt, net of current portion	1,222.6	1,318.1
Deferred tax liabilities	5.6	3.8
Other long-term liabilities	1.6	1.7
Total liabilities	$4,815.9	$4,930.8

Stockholders' Equity:
Common stock, par value $0.01	$2.9	$3.0
Additional paid-in capital	1,019.7	1,068.1
Accumulated other comprehensive income	5.7	1.0
Retained earnings (deficit)	(175.6)	436.6
Total stockholders' equity	$852.7	$1,508.7
Total liabilities and stockholders' equity	$5,668.6	$6,439.5

ZoomInfo Technologies Inc.
Consolidated Statements of Operations
(in millions, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$308.8	$318.0	$929.4	$930.4
Cost of revenue:
Cost of service(1)	45.1	42.3	135.4	120.2
Amortization of acquired technology	6.8	9.4	21.1	28.3
Gross profit	$256.9	$266.3	$772.9	$781.9
Operating expenses:
Sales and marketing(1)	101.8	101.6	312.8	313.9
Research and development(1)	53.5	44.1	152.4	139.8
General and administrative(1)	72.7	47.9	182.1	141.0
Amortization of other acquired intangibles	5.3	5.2	15.6	15.7
Goodwill impairment	—	—	650.5	—
Total operating expenses	$233.3	$198.8	$1,313.4	$610.4
Income (Loss) from operations	$23.6	$67.5	$(540.5)	$171.5
Interest expense, net	15.0	11.5	43.2	32.0
Gain on debt extinguishment	(3.4)	—	(14.4)	—
Other (income) loss, net	2.0	(0.4)	(5.1)	(13.5)
Income (Loss) before income taxes	$10.0	$56.4	$(564.2)	$153.0
Provision for income taxes	7.8	17.7	48.0	63.5
Net income (loss)	$2.2	$38.7	$(612.2)	$89.5

Net income (loss) per share of common stock:
Basic	$0.01	$0.12	$(2.07)	$0.27
Diluted	0.01	0.12	(2.07)	0.27
________________
(1)Amounts include equity-based compensation expense, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Cost of service	$3.1	$2.9	$8.2	$8.5
Sales and marketing	9.1	10.4	25.3	33.2
Research and development	8.9	8.5	23.0	25.5
General and administrative	10.0	8.1	25.8	22.0
Total equity-based compensation expense	$31.1	$29.9	$82.3	$89.2

ZoomInfo Technologies Inc.
Consolidated Statements of Cash Flows
(in millions; unaudited)

	Nine Months Ended September 30,
	2026	2025
Operating activities:
Net income (loss)	$(612.2)	$89.5
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	64.6	66.1
Amortization of debt discounts and issuance costs	1.9	1.8
Amortization of deferred commissions costs	72.5	66.5
Asset impairments and lease abandonment charges	8.7	0.3
Gain on lease modification	(2.5)	—
Goodwill impairment	650.5	—
Gain on debt extinguishment	(14.4)	—
Equity-based compensation expense	82.3	89.2
Deferred income taxes	43.6	59.0
Tax receivable agreement remeasurement	(5.2)	(14.2)
Provision for bad debt expense	16.8	17.4
Realized loss on disposal of property and equipment	1.0	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	40.4	53.2
Prepaid expenses and other current assets	(28.8)	(7.2)
Deferred costs and other assets, net of current portion	(53.7)	(54.7)
Accounts payable	(10.6)	1.3
Accrued expenses and other liabilities	51.4	(0.2)
Unearned revenue	(56.9)	(46.1)
Net cash provided by operating activities	$249.4	$321.9

Investing activities:
Purchases of investments	$(2.0)	$(14.2)
Maturities of investments	4.0	3.3
Purchases of property and equipment and other assets	(55.3)	(59.7)
Right-of-use asset initial direct costs	(2.4)	(0.5)
Net cash used in investing activities	$(55.7)	$(71.1)

Financing activities:
Repayment of debt	$(82.6)	$(4.4)
Proceeds from revolving credit loans	—	100.0
Payments of debt issuance and modification costs	(0.2)	—
Taxes paid related to net share settlement of equity awards	(2.0)	(6.6)
Tax receivable agreement payments	(1.2)	(23.1)
Repurchase of common stock	(130.6)	(331.3)
Net cash used in financing activities	$(216.6)	$(265.4)

Net decrease in cash, cash equivalents, and restricted cash	$(22.9)	$(14.6)
Cash, cash equivalents, and restricted cash at beginning of period	185.7	149.0
Cash, cash equivalents, and restricted cash at end of period	$162.8	$134.4

Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	$139.5	$124.8
Restricted cash, current	13.1	—
Restricted cash, non-current	10.2	9.6
Total cash, cash equivalents, and restricted cash	$162.8	$134.4

Supplemental disclosures of cash flow information:
Interest paid in cash	$51.3	$40.2

Supplemental disclosures of non-cash investing activities:
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$5.2	$7.1
Equity-based compensation included in capitalized software	3.4	5.0

ZoomInfo Technologies Inc.
Reconciliation of GAAP Cash Flow from Operations to Non-GAAP Unlevered Free Cash Flow
(in millions; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities (GAAP)	$47.4	$93.8	$249.4	$321.9
Purchases of property and equipment and other assets	(13.6)	(22.9)	(55.3)	(59.7)
Interest paid in cash	20.8	18.4	51.3	40.2
Restructuring and transaction-related expenses paid in cash(1)	26.8	4.5	57.3	14.1
Litigation settlement payments(2)	5.8	1.5	11.5	3.2
Unlevered Free Cash Flow (Non-GAAP)	$87.2	$95.3	$314.2	$319.7
__________________
(1)Represents cash payments directly associated with acquisition or disposal activities, including employee severance and termination benefits, contract termination fees and penalties, and other exit or disposal costs. For the three and nine months ended September 30, 2026, these payments related primarily to charges from the 2026 Restructuring Program, and lease restructuring activity.
(2)Represents cash payments for legal fees associated with legal settlements related to class actions.

ZoomInfo Technologies Inc.
Reconciliation from GAAP Income from Operations to Non-GAAP Adjusted Operating Income
(in millions; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Income (Loss) from operations (GAAP)	$23.6	$67.5	$(540.5)	$171.5
Amortization of acquired technology	6.8	9.4	21.1	28.3
Amortization of other acquired intangibles	5.3	5.2	15.6	15.7
Goodwill impairment	—	—	650.5	—
Equity-based compensation expense	31.1	29.9	82.3	89.2
Restructuring and transaction-related expenses(1)	25.0	4.7	70.3	15.2
Litigation settlement(2)	27.3	1.0	39.5	3.4
Adjusted Operating Income (Non-GAAP)	$119.1	$117.7	$338.8	$323.3

Revenue	$308.8	$318.0	$929.4	$930.4

Operating Income (Loss) Margin (GAAP)	8%	21%	(58)%	18%
Adjusted Operating Income Margin (Non-GAAP)	39%	37%	36%	35%
__________________
(1)Represents costs directly associated with acquisition or disposal activities, including employee severance and termination benefits, contract termination fees and penalties, and other exit or disposal costs. For the three and nine months ended September 30, 2026, this expense is primarily related to the 2026 Restructuring Program as well as lease restructuring activities, which for the nine months ended September 30, 2026 also included right-of-use asset and the related leasehold improvements impairment charges. Restructuring and transaction-related expenses related to the 2026 Restructuring Program include employee severance and termination benefits and other associated costs, as well as transition-related costs. For the three and nine months ended September 30, 2025, this expense is primarily related to employee severance and termination benefits and lease restructuring activities.
(2)Represents charges associated with legal settlements and associated legal fees related to class actions. The 2026 periods primarily include related charges from the proposed settlement of the 2024 Securities Litigation.

ZoomInfo Technologies Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income
(in millions, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss) (GAAP)	$2.2	$38.7	$(612.2)	$89.5
Gain on debt extinguishment	(3.4)	—	(14.4)	—
Amortization of acquired technology	6.8	9.4	21.1	28.3
Amortization of other acquired intangibles	5.3	5.2	15.6	15.7
Goodwill impairment	—	—	650.5	—
Equity-based compensation expense	31.1	29.9	82.3	89.2
Restructuring and transaction-related expenses(1)	25.0	4.7	70.3	15.2
Litigation settlement(2)	27.3	1.0	39.5	3.4
TRA liability remeasurement (gain) loss	0.3	(0.8)	(5.2)	(14.2)
Other (income) loss associated with restructuring and transaction-related expenses(3)	1.6	—	1.6	—
Tax impacts of adjustments to net income or loss(4)	(5.1)	6.9	16.6	35.9
Adjusted Net Income (Non-GAAP)	$91.1	$95.0	$265.7	$263.0

Diluted Net Income (Loss) Per Share (GAAP)	$0.01	$0.12	$(2.07)	$0.27
Gain on debt extinguishment per diluted share	(0.01)	—	(0.05)	—
Amortization of acquired technology per diluted share	0.02	0.02	0.07	0.08
Amortization of other acquired intangibles per diluted share	0.02	0.02	0.05	0.05
Goodwill impairment per diluted share	—	—	2.19	—
Equity-based compensation expense per diluted share	0.09	0.09	0.26	0.26
Restructuring and transaction-related expenses per diluted share	0.08	0.01	0.22	0.04
Litigation settlement per diluted share	0.09	—	0.13	—
TRA liability remeasurement (gain) loss per diluted share	—	—	(0.02)	(0.04)
Other (income) loss associated with restructuring and transaction-related expenses per diluted share	0.01	—	0.01	—
Tax impacts of adjustments to net income or loss per diluted share	(0.02)	0.02	0.05	0.10
Adjusted Net Income Per Share (Non-GAAP)(5)	$0.29	$0.28	$0.84	$0.76
Shares for Adjusted Net Income Per Share(6)	317	334	316	344
__________________

(1)Represents costs directly associated with acquisition or disposal activities, including employee severance and termination benefits, contract termination fees and penalties, and other exit or disposal costs. For the three and nine months ended September 30, 2026, this expense is primarily related to the 2026 Restructuring Program as well as lease restructuring activities, which for the nine months ended September 30, 2026 also included right-of-use asset and the related leasehold improvements impairment charges. Restructuring and transaction-related expenses related to the 2026 Restructuring Program include employee severance and termination benefits and other associated costs, as well as transition-related costs. For the three and nine months ended September 30, 2025, this expense is primarily related to employee severance and termination benefits and lease restructuring activities.
(2)Represents charges associated with legal settlements and associated legal fees related to class actions. The 2026 periods primarily include related charges from the proposed settlement of the 2024 Securities Litigation.
(3)Represents the non-operating cost components associated with the Company’s restructuring and transaction-related activities. For the three and nine months ended September 30, 2026, this expense relates to foreign exchange remeasurement gains and losses for the Israel entity due to the 2026 Restructuring Program.
(4)Represents tax expense associated with Net income (loss) (GAAP) excluded from Adjusted Net Income (Non-GAAP). The Company calculates the tax impacts of adjustments to net income (loss) by multiplying the total gross value of the adjustments, excluding the non-deductible goodwill impairment, by the Company’s U.S. federal and state statutory tax rate. We then recalculate the tax impact of book-tax differences related to equity compensation, the tax receivable agreements, and restructuring and transaction-related expenses. For the three and nine months ended September 30, 2026, the tax impacts of adjustments to net income (loss) between GAAP and Non-GAAP are presented based on the specific rate reconciliation categories established under ASU 2023-09. For the three months ended September 30, 2026, these primarily relate to recognizing $14.5 million of tax benefit related to the amortization of costs associated with corporate structure simplification and adjusting out $3.1 million of tax expense from non-deductible stock-based compensation. For the three months ended September 30, 2025, these primarily relate to recognizing $15.8 million of tax benefit related to the amortization of costs associated with corporate structure simplification, adjusting out $0.1 million of tax expense from the effects of changes in state tax law and apportionment, and adjusting out $2.8 million of tax expense from non-deductible stock-based compensation. For the nine months ended September 30, 2026, these primarily relate to recognizing $45.1 million of tax benefit related to the amortization of costs associated with corporate structure simplification, adjusting out $10.1 million of tax expense from foreign tax effects, and adjusting out $8.3 million of tax expense from non-deductible stock-based compensation. For the nine months ended September 30, 2025, these primarily relate to recognizing $44.6 million of tax benefit related to the amortization of costs associated with corporate structure simplification, adjusting out $13.5 million of tax expense from the effects of changes in state tax law and apportionment, and adjusting out $9.8 million of tax expense from non-deductible stock-based compensation. We believe the exclusion of these adjustments provides investors with useful information about the Company’s underlying results and trends, allowing them to better understand and compare net income (loss) related to ongoing operations and the related current and deferred income tax expense.
(5)The reconciling items presented on a per share basis are calculated using the shares used for Adjusted Net Income Per Share.
(6)Diluted earnings per share is computed by giving effect to all potential weighted average Common Stock, and any securities that are convertible into Common Stock, including options and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method, excluding deemed repurchases assuming proceeds from unrecognized compensation as required by GAAP.